Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
UNDER
SECTION 906 OF THE SARBANES-OXLEY ACT

PACIFIC MERCANTILE BANCORP
Quarterly Report on Form 10-Q
for the quarter ended March 31, 2015
In connection with the accompanying Quarterly Report on Form 10-Q of Pacific Mercantile Bancorp (the “Company”) for the quarter ended March 31, 2015 (the “Quarterly Report”), and pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2003, I, Steven K. Buster, certify that:
(1) The Quarterly Report fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: May 8, 2015

/S/ STEVEN K. BUSTER
Steven K. Buster
President and Chief Executive Officer